UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Aquantia Corp.

(Exact name of registrant as specified in its charter)

Delaware	20-1199709
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

105 E. Tasman Drive San Jose, California	95134
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.00001 par value per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which the form relates: 333-220871

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Aquantia Corp. (the “Registrant”) hereby incorporates by reference the description relating to the Registrant’s common stock, $0.00001 par value per share, to be registered hereunder set forth in the section titled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-220871), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 6, 2017, as subsequently amended (the “Registration Statement”), and in the related prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AQUANTIA CORP.

Date: October 31, 2017	By:	/s/ Faraj Aalaei
	Name:	Faraj Aalaei
	Title:	President and Chief Executive Officer